Exhibit 2.2
Dated [●] 2026

NewHold Investment Corp III newcleo1 Ltd. and NewCleo Ltd.

PLAN OF MERGER

CONTENTS

1	Definitions and Interpretation	3

2	Name and registered office of each Constituent Company	4

3	Shares in the Constituent Companies	4

4	Effective Date	4

5	Terms and conditions of the Merger	5

6	Rights and restrictions attaching to the shares of the Surviving Company	5

7	Constitutional documentation of the Surviving Company	5

8	Director benefits	5

9	Secured creditors	5

10	Directors of the Surviving Company	6

11	Authorisations	6

12	Termination or amendment	6

13	Counterparts	7

14	Governing law	7

Schedule 1		9

Schedule 2		10

This plan of merger (this Plan of Merger) is made on [●] 2026.

PARTIES:

1
NewHold Investment Corp III, an exempted company with limited liability  incorporated in the Cayman Islands with registered number 412846 and having its registered office at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Surviving Company);

2
newcleo1 Ltd., an exempted company with limited liability incorporated in the Cayman Islands with registered number 434366 and having its registered office at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Merging Company),

(the Surviving Company and the Merging Company are together known as the Constituent Companies); and

3	[newcleo plc], a public limited company incorporated under the Laws of England and Wales (the PubCo).

RECITALS:

A
The directors of each Constituent Company have approved a merger of the Constituent Companies so that the Merging Company will merge with and into the Surviving Company (the Merger). Immediately upon the Merger becoming effective the undertaking, property and liabilities of the Constituent Companies will automatically vest in the Surviving Company, the Merging Company will cease to exist and the Surviving Company will continue as the surviving company.

B
Part 16 of the Companies Act (Revised) of the Cayman Islands (the Companies Act) provides for the statutory mechanics by which the Merger can be effected. Amongst other matters, the Companies Act requires that a written plan of merger be approved by each of the Constituent Companies and their shareholders and that such plan of merger be signed by a director on behalf of each Constituent Company and be filed with the Registrar of Companies in the Cayman Islands (the Registrar). Section 233(4) of the Companies Act provides a list of prescribed matters which must be addressed in the plan of merger.

C	Each Constituent Company wishes to enter this Plan of Merger in accordance with Part 16 of the Companies Act.

D
The directors of each Constituent Company have also approved the terms and conditions of a business combination agreement dated [●] 2026 by and among the Surviving Company, the Merging Company, newcleo2 Ltd. and NewCleo Ltd. (the Business Combination Agreement attached at Schedule 2 hereto).

E	PubCo wishes to enter into this Plan of Merger solely for the purposes of clause 5.2 of this Plan of Merger.

It is agreed as follows:

1	Definitions and Interpretation

1.1	Terms not otherwise defined in this Plan of Merger will have the meanings given to them in the Business Combination Agreement.

1.2	In this Plan of Merger:

(a)
except where the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting a gender include every gender and references to persons include bodies corporate and unincorporated;

(b)
references to recitals, clauses and Schedules are, unless the context otherwise requires, references to recitals and clauses hereof and Schedules hereto and references to sub-clauses are, unless otherwise stated, references to the sub-clause of the clause in which the reference appears;

(c)
the recitals and the Schedules form part of this Plan of Merger and will have the same force and effect as if they were expressly set out in the body of this Plan of Merger and any reference to this Plan of Merger will include the recitals and the Schedules;

(d)
any reference to this Plan of Merger or to any agreement or document referred to in this Plan of Merger will be construed as a reference to such agreement or document as amended, varied, modified, supplemented, restated, novated or replaced from time to time;

(e)
any reference to any statute or statutory provision will, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as the same may have been or may be amended, modified, extended, consolidated, re-enacted or replaced from time to time; and

(f)	clause headings and the index are inserted for convenience only and will not affect the construction of this Plan of Merger.

2	Name and registered office of each Constituent Company

2.1	The Merging Company and the Surviving Company are the constituent companies (as defined in section 232 of the Companies Act) participating in the Merger.

2.2	The Surviving Company will be the surviving company (as defined in section 232 of the Companies Act) following the Merger.

2.3	Following the Merger the Surviving Company will be named newcleo1 Ltd..

2.4	The registered office of the Merging Company is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

2.5	The registered office of the Surviving Company is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

2.6	Following the Merger the registered office of the Surviving Company will continue to be c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

3	Shares in the Constituent Companies

3.1	Immediately prior to the Effective Date, the authorised share capital of the Merging Company will be USD50,000 divided into 500,000,000 ordinary shares of par value of USD0.0001 each.

3.2
Immediately prior to the Effective Date, the authorised share capital of the Surviving Company will be USD50,000 divided into 479,000,000 Class A Ordinary shares of par value of USD0.0001 each, 20,000,000 Class B Ordinary Shares of par value of USD0.0001 each and 1,000,000 preference shares of a par value of USD0.0001.

3.3
Immediately following the Merger, the authorised share capital of the Surviving Company will be USD50,000 divided into 479,000,000 Class A Ordinary shares of par value of USD0.0001 each, 20,000,000 Class B Ordinary Shares of par value of USD0.0001 each and 1,000,000 preference shares of a par value of USD0.0001.

4	Effective Date

The Merger will be effective on the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Companies Act or such later date as the directors of the Constituent Companies may agree and specify in accordance with this Plan of Merger and section 234 of the Companies Act (the Effective Date).

5	Terms and conditions of the Merger

5.1
The terms and conditions of the Merger, including the manner and basis of converting shares in the Merging Company into shares in the Surviving Company, are set out in this Plan of Merger and the Business Combination Agreement (including, without limitation, Article III of the Business Combination Agreement).

5.2
PubCo undertakes and agrees (it being acknowledged that PubCo will be the sole shareholder of the Surviving Company after the Merger) in consideration of the Merger to issue the Company Ordinary Shares (as that term is defined in the Business Combination Agreement) in accordance with the terms of the Business Combination Agreement.

5.3	On the Effective Date:

(a)
the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies will immediately vest in the Surviving Company in accordance with section 236(1)(b) of the Companies Act; and

(b)
the Surviving Company will become liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies in accordance with section 236(1)(c) of the Companies Act.

5.4	On the Effective Date, the Registrar will strike off the Merging Company from the Register of Companies of the Cayman Islands in accordance with section 236(3) of the Companies Act.

6	Rights and restrictions attaching to the shares of the Surviving Company

Following the Merger, the rights and restrictions attaching to the shares in the capital of the Surviving Company will be as detailed in the amended and restated memorandum and articles of association of the Surviving Company attached at Schedule 1 hereto.

7	Constitutional documentation of the Surviving Company

In connection with the Merger, the Surviving Company does not propose to adopt updated memorandum and articles of association and accordingly the amended and restated memorandum and articles of association of the Surviving Company immediately prior to the Merger shall be the memorandum and articles of association of the Surviving Company after the Merger.

8	Director benefits

No director of the Surviving Company or the Merging Company has received or will receive any amount or benefit consequent upon the Merger.

9	Secured creditors

Neither the Surviving Company nor the Merging Company has any secured creditors nor has either the Surviving Company or the Merging Company granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

10	Directors of the Surviving Company

The names and addresses of the directors of the Surviving Company immediately following the Merger will be as follows:

Name	Address
[●]	[●]

11	Authorisations

11.1	The directors of each Constituent Company have approved this Plan of Merger in accordance with section 233(3) of the Companies Act.

11.2	The shareholders of each Constituent Company have authorised this Plan of Merger by way of a special resolution in accordance with section 233(6) of the Companies Act.

12	Termination or amendment

12.1	In accordance with section 235(1) of the Companies Act, at any time prior to the Effective Date, subject to the Business Combination Agreement, this Plan of Merger may be:

(a)	terminated by the directors of either of the Constituent Companies; or

(b)	amended by the directors of both of the Constituent Companies to:

(i)
change the Effective Date, provided that the new Effective Date of the Merger complies with the provisions of section 234 of the Companies Act such that it cannot be a date later than the ninetieth day after the date of registration of the Plan of Merger with the Registrar; or

(ii)
to make any other changes to this Plan of Merger which the directors of both the Constituent Companies consider, in their sole and absolute discretion, to be necessary or desirable for the purpose of effecting the Merger, provided that such changes do not materially adversely affect any rights of the shareholders of either Constituent Company, as determined by the directors of each of the Surviving Company and the Merging Company, respectively.

12.2
If this Plan of Merger is terminated or amended in accordance with clause 12.1 after it has been filed with the Registrar but before it has become effective, the Constituent Companies must file or cause to be filed notice of the termination or amendment (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Companies Act and must distribute copies of such notice in accordance with section 235(3) of the Companies Act.

13	Counterparts

This Plan of Merger may be executed and delivered in any number of counterparts, all of which taken together constitute one and the same document.

14	Governing law

This Plan of Merger is governed by and will be construed in accordance with the laws of the Cayman Islands.

 [Signature page follows.]

This Plan of Merger has been entered into by the parties on the date first written above.

Surviving Company

Signed for and on behalf of	)
NewHold Investment Corp III	)
by:	)

__________________________________	)
Name:	)
Title: Director	)

Merging Company

Signed for and on behalf of	)
newcleo1 Ltd.	)
by:	)

__________________________________	)
Name:	)
Title: Director	)

PubCo

Signed for and on behalf of	)
NewCleo Ltd.	)
by:	)

__________________________________	)
Name:	)
Title: Director	)

SCHEDULE 1

Amended and Restated Memorandum and Articles of Association
of the Surviving Company

Attached.

SCH-1

SCHEDULE 2

Business Combination Agreement

Attached.

SCH-2